Exhibit 99.1
                            AURORA GOLD CORPORATION
NEWS RELEASE 19-2006                                            October 18, 2006

                                                                Trading Symbols:
CUSIP No.:          051642106                                  NASD OTC BB: ARXG
WKN: (Germany)      904846                           FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation is pleased to announce significant further drill results for properties in the Tapajos Gold Province, State of Para, Brazil

Balcatta,  WA,  Australia, - October 18, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce significant drill intercepts from recent first pass drill testing of previously gained soil and rock chip anomalies.

Drill results from the Sao Domingos project confirm the potential of the large, gold in soil, anomalies tested. To date a total of 2,484m of drilling has been completed, of which approximately 70% of results have been received. Results show the area is highly mineralised and the significant intersections will be followed up and added to the geological model. Aurora Gold is confident that the Molly target is related to the Esmeril and Atacadao targets and that a new discovery has been made.

Initial significant intersections of first pass drilling include:

     The Molly target
-    FOFDD002            9293977N          607011E          190RL
     20m @ 2.8g/t gold from 60m
     Include copper grades at over 10,000ppm being re-assayed to get full % values

-    FOFDD003            9293977N          607092E          191RL
     6m   @ 7.3g/t   gold from 83m
     Include copper grades at over 10,000ppm being re-assayed to get full % values

     The Atacadao target
-    ATADD001            9289223N          604696E          226RL
     4m   @ 3.54g/t gold from 59m

     The Esmeril target
-    ESMDD002            9293891N          602498E          252RL
     12.6m  @ 1.70g/t gold from 49m

Numerous other wide intercepts of anomalous values, greater then 0.5g/t gold are recorded and the company is confident these will assist in the geological interpretation and for directing further drilling to intersect the high grade mineralised zones.

Drilling will continue to investigate the extent of the mineralised system and other anomalous soil targets. All drill targets were generated as follow up of the high gold grades in out crop sampling, and the anomalous zones from soil geochemistry conducted late 2005 and early 2006.


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
Aurora Gold has decided not to follow-up its preliminary exploration program on the Ouro Mil property and has decided not to exercise its option to acquire the property.

Aurora Gold has been, and is continuing to conduct various exploration including drilling, soil sampling, road construction, trenching, mapping and data review and interpretations.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 5 exploration properties totalling 44,469 hectares in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For  Further  information,  please  call  Klaus  Eckhof
Phone:          (+61)  8 9240-2836
Address:                 30  Ledger  Road,  Balcatta,  WA,  6021  Australia
Website:                 www.aurora-gold.com

ON  BEHALF  OF  THE  BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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